Exhibit 10.2

May 23, 2023

Holder of Preferred Investment Options to Purchase Common Stock set forth on Exhibit A attached hereto

Re: Amendment to Existing Preferred Investment Options

Dear Holder:

Reference is hereby made to the registered offering on or about the date hereof (the “Offering”) by Microbot Medical Inc. (the “Company”) of its common stock, par value $0.01 per share (“Common Stock”), and/or other securities of the Company (collectively, the “Securities”).

This letter confirms that, in consideration for the Holder’s participation in the Offering and purchase of Securities in the Offering (the “Purchase Commitment”), the Company hereby amends, effective as of the closing of the Offering, the preferred investment options to purchase Common Stock set forth on Exhibit A hereto (the “Existing Preferred Investment Options”) by reducing the Exercise Price (as defined therein) of the Existing Preferred Investment Options to $2.20 per share (the “Preferred Investment Option Amendment”) and extending the termination date of the Series B existing investment options included in the Existing Preferred Investment Options to October 25, 2027. The Preferred Investment Option Amendment shall be effective upon the closing the Offering and the satisfaction of the other terms and conditions referenced below.

The Preferred Investment Option Amendment is subject to the consummation of the Offering and the Holder’s satisfaction of the Purchase Commitment. In the event that either (i) the Offering is not consummated, or (ii) the Holder does not satisfy the Purchase Commitment, the Preferred Investment Option Amendment shall be null and void and the provisions of the Existing Preferred Investment Options in effect prior to the date hereof shall remain in effect.

Except as expressly set forth herein, the terms and provisions of the Existing Preferred Investment Options shall remain in full force and effect after the execution of this letter and shall not be in any way changed, modified or superseded except by the terms set forth herein.

From and after the effectiveness of the Preferred Investment Option Amendment, the Company agrees to promptly deliver to the Holder, upon request, amended Existing Preferred Investment Options that reflect the Preferred Investment Option Amendment in exchange for the surrender for cancellation of the Holder’s Existing Preferred Investment Options to be amended as provided herein.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MICROBOT MEDICAL Inc.

By:
Name:
Title:

Name of Holder: ________________________________________________________

Signature of Authorized Signatory of Holder: __________________________________

Name of Authorized Signatory: ____________________________________________________

[Signature Page to MBOT Preferred Investment Option Amendment Agreement]

EXHIBIT A

EXISTING PREFERRED INVESTMENT OPTIONS

Series A Preferred Investment Options to purchase 1,022,495 shares of Common Stock, issued on October 25, 2022

Series B Preferred Investment Options to purchase 1,022,495 shares of Common Stock, issued on October 25, 2022